Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,159	$4,242
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 as of March 31, 2025 and December 31, 2024	1,615	1,175
Inventories — current	1,285	904
Note receivable — current	1,964	1,894
Prepaid expenses and other current assets	727	931
Current assets of discontinued operations — GoodWheat	96	96
Total current assets	8,846	9,242
Property and equipment, net	28	41
Right of use asset	19	137
Intangible assets, net	39	39
Note receivable — noncurrent	3,966	3,966
Other noncurrent assets	92	92
Total assets	$12,990	$13,517
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,895	$2,108
Amounts due to related parties	30	30
Operating lease liability — current	21	155
Other current liabilities	270	270
Total current liabilities	2,216	2,563
Common stock warrant and option liabilities	869	2,731
Other noncurrent liabilities	1,000	2,000
Total liabilities	4,085	7,294
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 1,367,040 and 1,364,940 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	65	65
Additional paid-in capital	285,119	285,036
Accumulated deficit	(276,279)	(278,878)
Total stockholders' equity	8,905	6,223
Total liabilities and stockholders’ equity	$12,990	$13,517

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Product	$1,200	$987
Total revenues	1,200	987
Operating expenses (income):
Cost of revenues	682	471
Research and development	—	6
Gain on sale of intangible assets	(750)	—
Impairment of property and equipment	—	36
Change in fair value of contingent consideration	(1,000)	—
Selling, general and administrative	1,738	2,062
Total operating expenses	670	2,575
Income (loss) from continuing operations	530	(1,588)
Interest income	207	45
Other income, net	—	3
Change in fair value of common stock warrant and option liabilities	1,862	593
Net income (loss) from continuing operations	2,599	(947)
Net loss from discontinued operations	—	(1,476)
Net income (loss) attributable to common stockholders	$2,599	$(2,423)
Net income (loss) per share attributable to common stockholders:
Basic from continuing operations	$1.90	$(0.70)
Basic from discontinued operations	$—	$(1.08)
Net income (loss) per basic share attributable to common stockholders	$1.90	$(1.78)
Diluted from continuing operations	$1.90	$(0.70)
Diluted from discontinued operations	$—	$(1.08)
Net income (loss) per diluted share attributable to common stockholders	$1.90	$(1.78)
Weighted-average number of shares used in per share calculations:
Basic	1,366,060	1,361,657
Diluted	1,366,203	1,361,657
Other comprehensive income (loss), net of tax
Unrealized gains on available-for-sale securities	$—	$60
Other comprehensive income	$—	$60
Comprehensive income (loss) attributable to common stockholders	$2,599	$(2,363)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,599	$(2,423)
Adjustments to reconcile net income to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(1,862)	(593)
Change in fair value of contingent consideration	(1,000)	—
Depreciation	13	51
Lease amortization	104	177
Amortization of note receivable	(69)	—
Loss on sale of property and equipment	—	2
Gain on sale of intangible assets	(750)	—
Stock-based compensation	78	138
Impairment of property and equipment	—	36
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	(193)	(246)
Inventories	(381)	303
Prepaid expenses and other current assets	205	275
Accounts payable and accrued expenses	(213)	(678)
Amounts due to related parties	—	17
Operating lease liabilities	(119)	(269)
Net cash used in operating activities	(1,588)	(3,210)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of intangible assets	500	—
Proceeds from sale of property and equipment	—	17
Purchases of property and equipment	—	(13)
Net cash provided by investing activities	500	4
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ESPP purchases	5	5
Net cash provided by financing activities	5	5
Net decrease in cash and cash equivalents	(1,083)	(3,201)
Cash and cash equivalents — beginning of period	4,242	6,518
Cash and cash equivalents — end of period	$3,159	$3,317
NONCASH INVESTING AND FINANCING ACTIVITIES:
Proceeds from sale of property and equipment in accounts receivable and other receivables	$—	$12
Purchases of property and equipment in accounts payable and accrued expenses	$—	$13
Right of use assets obtained in exchange for new operating lease liabilities	$—	$86
Proceeds from sale of intangible assets in accounts receivable and other receivables	$250	$—

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